                                   AMENDED BY-LAWS
                                          of
                         HERITAGE CAPITAL APPRECIATION TRUST

                                  TABLE OF CONTENTS


                                                                           Page
                                                                           ----

     ARTICLE I       . . . . . . . . . . . . . . . . . . . . . .    1
       Officers and Their Election   . . . . . . . . . . . . . .    1
         Section 1:  Officers  . . . . . . . . . . . . . . . . .    1
         Section 2:  Election of Officers  . . . . . . . . . . .    1
         Section 3:  Resignations and Removals . . . . . . . . .    1

     ARTICLE II      . . . . . . . . . . . . . . . . . . . . . .    1
       Powers and Duties of Officers and Trustees  . . . . . . .    1
         Section 1:  Trustees . . . . . . . . . . .  . . . . . .    1
         Section 2:  Executive and Other Committees. . . . . . .    1
         Section 3:  Chairman of The Trustees. . . . . . . . . .    2
         Section 4:  President . . . . . . . . . . . . . . . . .    2
         Section 5:  Treasurer . . . . . . . . . . . . . . . . .    2
         Section 6:  Secretary . . . . . . . . . . . . . . . . .    2
         Section 7:  Vice President. . . . . . . . . . . . . . .    2
         Section 8:  Assistant Treasurer . . . . . . . . . . . .    3

     ARTICLE III . . . . . . . . . . . . . . . . . . . . . . . .    3
       Shareholders' Meetings. . . . . . . . . . . . . . . . . .    3
         Section 1:  Special Meetings. . . . . . . . . . . . . .    3
         Section 2:  Notice of Meeting . . . . . . . . . . . . .    3
         Section 3:  Place of Meeting. . . . . . . . . . . . . .    3

     ARTICLE IV  . . . . . . . . . . . . . . . . . . . . . . . .    3
       Trustees' Meetings  . . . . . . . . . . . . . . . . . . .    3
         Section 1:  Special Meetings. . . . . . . . . . . . . .    3
         Section 2:  Regular Meetings. . . . . . . . . . . . . .    4
         Section 3:  Quorum  . . . . . . . . . . . . . . . . . .    4
         Section 4:  Notices of Meeting. . . . . . . . . . . . .    4
         Section 5:  Place of Meeting. . . . . . . . . . . . . .    4
         Section 6:  Special Action  . . . . . . . . . . . . . .    4
         Section 7:  Action by Consent . . . . . . . . . . . . .    4

     ARTICLE V . . . . . . . . . . . . . . . . . . . . . . . . .    5
       Shares of Beneficial Interest . . . . . . . . . . . . . .    5
         Section 1:  Beneficial Interest . . . . . . . . . . . .    5
         Section 2:  Transfer of Shares  . . . . . . . . . . . .    5
         Section 3:  Equitable Interest Not Recognized   . . . .    5

                                                                           Page
                                                                           ----

     ARTICLE VI  . . . . . . . . . . . . . . . . . . . . . . . .    5
       Inspection of Books . . . . . . . . . . . . . . . . . . .    5

     ARTICLE VII . . . . . . . . . . . . . . . . . . . . . . . .    5
       Custodian . . . . . . . . . . . . . . . . . . . . . . . .    5

     ARTICLE VIII  . . . . . . . . . . . . . . . . . . . . . . .    8
       Seal  . . . . . . . . . . . . . . . . . . . . . . . . . .    8

     ARTICLE IX  . . . . . . . . . . . . . . . . . . . . . . . .    8
       Fiscal Year . . . . . . . . . . . . . . . . . . . . . . .    8

     ARTICLE X . . . . . . . . . . . . . . . . . . . . . . . . .    8
       Amendments  . . . . . . . . . . . . . . . . . . . . . . .    8

     ARTICLE XI  . . . . . . . . . . . . . . . . . . . . . . . .    8
        Distribution Arrangements  . . . . . . . . . . . . . . .    8

     ARTICLE XII . . . . . . . . . . . . . . . . . . . . . . . .    9
       Reports to Shareholders . . . . . . . . . . . . . . . . .    9

                                   AMENDED BY-LAWS
                                          of
                         HERITAGE CAPITAL APPRECIATION TRUST

                                      ARTICLE I
                                      ---------
                             OFFICERS AND THEIR ELECTION
                             ---------------------------

     OFFICERS
     --------

              SECTION 1.   The officers of  the Trust  shall be  a President,  a
     Treasurer, a Secretary, and such other officers as the Trustees may from time to time in their discretion appoint or elect. It shall not be necessary for any Trustee or other officer to be a holder of shares in the Trust.

     ELECTION OF OFFICERS
     --------------------

              SECTION 2. The President, Treasurer and Secretary shall be chosen annually by the Trustees. Two or more offices may be held by a single person except the offices of President and Secretary. The officers shall hold office until their successors are chosen and qualified.

     RESIGNATIONS AND REMOVALS
     -------------------------

              SECTION 3. Any officer of the Trust may resign by filing a written resignation with the President, the Trustees or the Secretary, which resignation shall take effect on being so filed at such time as may be therein specified. The Trustees may at any meeting remove any officer by a majority vote of the voting Trustees.


                                     ARTICLE II
                                     ----------
                      POWERS AND DUTIES OF OFFICERS AND TRUSTEES
                      ------------------------------------------

     TRUSTEES
     --------

              SECTION 1. The business and affairs of the Trust shall be managed by the Trustees, and they shall have all powers necessary and desirable to carry out their responsibilities, so far as such powers are not inconsistent with the laws of the Commonwealth of Massachusetts, the Declaration of Trust, or with these By-laws.

     EXECUTIVE AND OTHER COMMITTEES
     ------------------------------

              SECTION 2. The Trustees may elect from their own number an executive committee to consist of not less than three nor more than five members, which shall have the power and duty to conduct the current and ordinary business of the Trust, including the purchase and sale of securities, while the Trustees are not in session, and such other powers and duties as the Trustees may from time to time delegate to such committee. The Trustees may also elect from their own number other committees from time to time. The number composing such committees and the powers conferred upon the same are to be determined by vote of the Trustees.

     CHAIRMAN OF THE TRUSTEES
     ------------------------

              SECTION 3.   The  Trustees may, but need  not, appoint  from among
     their number a Chairman.   He shall perform such duties as the Trustees may
     from time to time designate.

     PRESIDENT
     ---------

              SECTION 4. The President shall be the chief executive officer of the Trust and, subject to the Trustees, shall have general supervision over the business and policies of the Trust. When present, he shall preside at all meetings of the Shareholders and the Trustees, and he may, subject to the approval of the Trustees, appoint a Trustee to preside at such meetings in his absence. The President shall perform such duties additional to all of the foregoing as the Trustees may from time to time designate.

     TREASURER
     ---------

              SECTION 5. The Treasurer shall be the principal financial and accounting officer of the Trust. He or she shall deliver all funds and securities of the Trust which may come into his or her hands to such bank or trust company as the Trustees shall employ as Custodian in accordance with Article IX of the Declaration of Trust. He or she shall have the custody of the seal of the Trust. He or she shall make annual reports regarding the business and condition of the Trust, which reports shall be preserved in Trust records, and he or she shall furnish such other reports regarding the business and condition of the Trust as the Trustees may from time to time require. The Treasurer shall perform such additional duties as the Trustees may from time to time designate.

     SECRETARY
     ---------

              SECTION 6. The Secretary shall record in books kept for the purpose all votes and proceedings of the Trustees and the Shareholders at their respective meetings. The Secretary shall perform such additional duties as the Trustees may from time to time designate.

     VICE PRESIDENT
     --------------

              SECTION 7. Any Vice President of the Trust shall perform such duties as the Trustees may from time to time designate.

     ASSISTANT TREASURER
     -------------------

              SECTION 8. Any Assistant Treasurer of the Trust shall perform such duties as the Trustees may from time to time designate.


                                     ARTICLE III
                                     -----------
                                SHAREHOLDERS' MEETINGS
                                ----------------------

     SPECIAL MEETINGS
     ----------------

              SECTION 1. A special meeting of the Shareholders of the Trust shall be called by the Secretary whenever (i) ordered by the Trustees or
     (ii) requested, for the purpose of removing a Trustee from office, in writing by the holder or holders of at least 10% of the outstanding Shares of the Trust entitled to vote. If the Secretary, when so ordered or requested, refuses or neglects for more than 30 days to call such special meeting, the Trustees or the Shareholders so requesting may, in the name of the Secretary, call the meeting by giving notice thereof in the manner required when notice is given by the Secretary.

     NOTICE OF MEETING
     -----------------

              SECTION 2. Except as above provided, notice of any special meeting of the Shareholders shall be given by the notification of such meeting at least 15 days before the meeting to such address as may be registered with the Trust by the Shareholder.

     PLACE OF MEETING
     ----------------

              SECTION 3. All special meetings of the Shareholders shall be held at the principal place of business of the Trust in St. Petersburg,

     Florida, or at such other place in the United States as the Trustees may designate.


                                     ARTICLE IV
                                     ----------
                                  TRUSTEES' MEETINGS
                                  ------------------

     SPECIAL MEETINGS
     ----------------

              SECTION 1. Special meetings of the Trustees shall be called by the Secretary at the written request of the President, the Treasurer, or any two Trustees, and if the Secretary, when so requested, refuses or fails for more than 24 hours to call such meeting, the President, the Treasurer, or such two Trustees may, in the name of the Secretary, call such meeting by giving due notice in the manner required when notice is to be given by the Secretary.

     REGULAR MEETINGS
     ----------------

              SECTION 2. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that any Trustee who is absent when such determination is made shall be given notice of the determination.

     QUORUM
     ------

              SECTION 3. A majority of the Trustees shall constitute a quorum for the transaction of business.

     NOTICES OF MEETING
     ------------------

              SECTION 4. Except as otherwise provided, notice of any special meeting of the Trustees shall be given by the Secretary to each Trustee orally or by mail, hand delivery or telegram. Such notice may be mailed, postage prepaid, addressed to him at his address as registered on the books of the Trust or, if not so registered, at his last known address at least three days before the meeting or delivered to him at least two days before the meeting, provided orally by telephone at least 24 hours before the meeting or sent to him at least 24 hours before the meeting, by prepaid telegram addressed to him at said registered address, if any, or if he has no such registered address, at his last known address.

     PLACE OF MEETING
     ----------------

              SECTION 5. All special meetings of the Trustees shall be held at the principal place of business of the Trustees in St. Petersburg, Florida or such other place in the United States as the person or persons requesting said meeting to be called may designate, but any meeting may adjourn to any other place.

     SPECIAL ACTION
     --------------

              SECTION 6. When all the Trustees shall be present at any meeting, however called or wherever held, or shall assent to the holding of the meeting without notice, or after the meeting shall sign a written assent thereto on the record of such meeting, the acts of such meeting shall be valid as if such meeting had been regularly held.

     ACTION BY CONSENT
     -----------------

              SECTION 7. Any action by the Trustees may be taken without a meeting if a written consent thereto is signed by all the Trustees and filed with the records of the Trustees' meeting, or by telephone consent provided a quorum of Trustees participate in any such telephone meeting. Such consent shall be treated as a vote of the Trustees for all purposes.


                                      ARTICLE V
                                      ---------
                            SHARES OF BENEFICIAL INTEREST
                            -----------------------------

     BENEFICIAL INTEREST
     -------------------

              SECTION 1. The beneficial interest in the Trust shall at all times be divided into an unlimited number of transferable Shares without par value, each of which shall represent an equal proportionate interest in the class with each other Share of the class outstanding, none having priority or preference over another.

     TRANSFER OF SHARES
     ------------------

              SECTION 2. The Shares of the Trust shall be transferable, so as to affect the rights of the Trust, only by transfer recorded on the books of the Trust, in person or by attorney.

     EQUITABLE INTEREST NOT RECOGNIZED
     ---------------------------------

              SECTION 3. The Trust shall be entitled to treat the holder of record of any Share or Shares of stock as the holder in fact thereof, and shall not be bound to recognize any equitable or other claim or interest in such Share or Shares on the part of any other person except as may be otherwise expressly provided by law.


                                     ARTICLE VI
                                     ----------
                                 INSPECTION OF BOOKS
                                 -------------------

              The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspection of the Shareholders; and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees or by resolution of the Shareholders.


                                     ARTICLE VII
                                     -----------
                                      CUSTODIAN
                                      ---------

              The Custodian employed by the Trust pursuant to Article IX of the Declaration of Trust shall be required to enter into an agreement with the Trust which shall contain in substance the following provisions:

              (a) The Trust will cause all securities and funds owned by the Trust to be delivered or paid to the Custodian.

              (b) The Custodian will receive and receipt for any moneys due to the Trust and deposit the same in its own banking department and in such other banking institutions, if any, as the Custodian and Trustees may approve. The Custodian shall have the sole power to draw upon any such account.

              (c) The Custodian shall release and deliver securities owned by the Trust in the following cases only:

                      (i) Upon the sale of such securities for the account of the Trust and receipt of payment therefor;

                      (ii) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that in any such case, the cash is to be delivered to the Custodian;

                      (iii) To the issuer thereof or its agency for transfer into the name of the Trust, the Custodian or a nominee of either, or for exchange for a different number of bonds or certificates representing the same aggregate face amount or number or units; provided that in any such case the new securities are to be delivered to the Custodian;

                      (iv) To the broker selling the same for examination, in accord with the "street delivery" custom;

                      (v) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities or the issuer of such securities or pursuant to provisions of any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

                      (vi) In the case of warrants, rights, or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

                      (vii) To any pledgee by way of pledge or hypothecation to secure any loan, but only within the limits permitted to the Trust by Article V, Section 1(p) of the Declaration of Trust; and

                      (viii) For deposit in a system for the central handling of securities.

              (d) The Custodian shall pay out moneys of the Trust only upon the purchase of securities for the account of the Trust and the delivery in due course of such securities to the Custodian, or in connection with the conversion, exchange or surrender of securities owned by the Trust as set forth in (c), or for the repurchase of Shares issued by the Trust or for the making of any disbursements authorized by the Trustees pursuant to the Declaration of T rust or the By-Laws, or for the payment of any expense or liability incurred by the Trust; provided that, in every case where payment is made by the Custodian in advance of receipt of the securities purchased, the Custodian shall be absolutely labile to the Trust for such securities to the same extent as if the securities had been received by the Custodian.

              (e) The Custodian shall make deliveries of securities and payments of cash only upon written instructions signed or initialed by such officer or officers or other agent or agents of the Trust as may be authorized to sign or initial such instructions by resolution of the Trustees; it being understood that the Trustees may from time to time authorize a different person or persons to sign or initial instructions for different purposes.

              The agreement between the Trust and the Custodian may contain any such other provisions not inconsistent with the provisions of Article XI or the Declaration of Trust or with these By-Laws as the Trustees may approve.

              Such agreement shall be terminable by either party upon written notice to the other within such time not exceeding 60 days as may be specified in the agreement; provided, however, that upon termination of the agreement or inability of the Custodian to continue to serve, the Custodian shall, upon written notice of appointment of another bank or trust company as custodian, deliver and pay over to such successor custodian all securities and money held by it for account of the Trust. In such case, the Trustees shall promptly appoint a successor custodian, but in the event that no successor custodian can be found having the required qualifications and willing to serve, it shall be the duty of the Trustees to call as promptly as possible a special meeting of the Shareholders to determine whether the Trust shall functions without a custodian or shall be liquidated. If so directed by vote of the holders of a majority of the outstanding shares, the Custodian shall deliver and pay over all property of the Trust held by it as specified in such vote.

              Such agreement shall also provide that, pending appointment of a successor custodian or a vote of the Shareholders specifying some other disposition of the funds and property, the Custodian shall not deliver funds and property of the Trust to the Trust, but may deliver them to a bank or trust company doing business in St. Petersburg, Florida of its own selection having an aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than $2,000,000 as the property of the Trust to be held under terms similar to those on which they were held by the retiring custodian.

              Any sub-custodian employed by the Custodian pursuant to authorization to do so granted by the Trust pursuant to Article IX of the Declaration of Trust shall be required to enter into an agreement with the Custodian containing in substance the same provision as those described in paragraphs (a) through (e) above, except that any agreement with a sub-custodian performing its duties outside the United States and its territories and possessions may omit or limit any of such conditions, provided that any such omission or limitation shall be expressly approved by a majority of the Trustees of the Trust.


                                     ARTICLE VIII
                                     ------------
                                         SEAL
                                         ----

              The seal of the Trust shall be circular in form bearing the inscription:

                    "HERITAGE CAPITAL APPRECIATION TRUST -- 1985"

                                     ARTICLE IX
                                     ----------
                                     FISCAL YEAR
                                     -----------

              The fiscal year of the Trust shall be the period of twelve months ending on the ____ day of______________________ in each calendar year.

                                      ARTICLE X
                                      ---------
                                     AMENDMENTS
                                     ----------

              These By-Laws may be amended at any meeting of the Trustees of the Trust by a majority vote, provided, however, that any amendment which changes or affects the provisions of Article VII, Article X, or Article XII shall be approved by a vote of a majority of the outstanding shares of the Trust entitled to vote.


                                     ARTICLE XI
                                     ----------
                              DISTRIBUTION ARRANGEMENTS
                              -------------------------

              Any agreement entered into for the sale of Shares of the Trust pursuant to Article VII, Section 2 of the Declaration of Trust shall require the other party thereto (the "Distributor"), whether acting as principal or as agent, to use all reasonable efforts consistent with the other business of the Distributor to secure purchasers for the Shares. Such agreement shall require the Distributor to bear all expenses (a) of printing and distributing any Prospectus, Statement of Additional Information or reports prepared for its use in connection with the offering of Shares for sale to the public, other than the expenses of preparing, setting up in type, printing and distributing (i) Prospectuses and Statements of Additional Information used in connection with the registration and qualification of Shares under the Securities Act of 1933 or various state laws, (ii) any report or other communication to shareholders of the Trust in their capacity as such and (iii) Prospectuses and Statements of Additional Information sent to existing Shareholders and
     (b) any other  literature used by it  in connection with such  offering and
     (c) advertising in connection with such offering.


                                     ARTICLE XII
                                     -----------
                               REPORTS TO SHAREHOLDERS
                               -----------------------

              The Trustees shall at least semi-annually submit to the Shareholders a written financial report of the transactions of the Trust including financial statements which shall be certified at least annually by independent public accountants.




     Dated: June 21, 1985, as amended and restated on May 18, 1993